Calculation of Filing Fee Tables
S-3
Valaris Ltd
Table 1: Newly Registered and Carry Forward Securities
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities	1	Equity	Common Shares, $0.01 par value per share	415(a)(6)	4,760,965		$ 190,295,771.17			S-3	333-263353	03/07/2022	$ 17,640.42
			Total Offering Amounts:				$ 190,295,771.17		$ 0.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	1.a) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement also covers any additional common shares, $0.01 par value per share ("Common Shares"), of Valaris Limited that may be offered or issued in connection with any share split, share dividend, recapitalization or other similar transactions, or pursuant to anti-dilution provisions of the Common Shares. 1.b) The registrant previously paid a registration fee of $53,707.44 in connection with the prior registration of 14,495,079 Common Shares on a registration statement on Form S-3 (File No. 333-263353), which was filed with the Securities and Exchange Commission and became effective automatically on March 7, 2022 (the "Prior Registration Statement"), of which 4,760,965 Common Shares are being registered hereunder for resale by the selling shareholders and remain unsold. Pursuant to Rule 415(a)(6) under the Securities Act, the filing fee previously paid in connection with such unsold Common Shares will continue to be applied to the offer and resale of such unsold Common Shares pursuant to this registration statement. As a result, no additional filing fee is due upon the filing of this registration statement. The offering of all securities pursuant to the Prior Registration Statement will be deemed terminated as of the effective date of this registration statement.